EXHIBIT 23
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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statements Nos. 2-89135, 33-28533 and 333-15377 of North American Galvanizing & Coatings, Inc. (formerly Kinark Corporation) on Forms S-8 and No. 333-61393 on Form S-3 of our report dated February 10, 2006 appearing in the Annual Report on Form 10-K of North American Galvanizing & Coatings, Inc. for the year ended December 31, 2005.



/s/ Deloitte & Touche LLP

Tulsa, Oklahoma
February 10, 2006